TUCKER ANTHONY MUTUAL FUND

              AMENDMENT NO. 3 TO AGREEMENT AND DECLARATION OF TRUST

     Amendment No. 3 to Agreement and Declaration of Trust dated December 22, 1980, made at Boston, Massachusetts, this 1st day of May 1985.

                          W I T N E S S E T H
                          - - - - - - - - - -

     WHEREAS, Section 8.3 of an Agreement and Declaration of Trust dated December 22, 1980, as amended (the "Declaration") of Tucker Anthony Mutual Fund (the "Trust") provides that the provisions of the Declaration may be amended at any time by an instrument in writing signed by an officer of the Trust pursuant to the vote of a majority of the Trustees, when authorized to do so by a vote of Shareholders holding a majority of the shares entitled to vote; and

     WHEREAS, at the Annual Meeting of Shareholders of the Trust held on Friday, April 26, 1985, the holders of a majority of the outstanding shares of the Trust authorized the amendment to the Declaration contained herein and the Trustees have authorized the President of the Trust to execute and file this Amendment to the Declaration;

     NOW, THEREFORE, the undersigned Hugh A. Dunlap, Jr., the duly elected and serving President of the Trust, pursuant to the foregoing authorization, hereby amends the Declaration as follows:

     (a) Section 3.1(c) shall be deleted and replaced in full with the following:








     (c) Election and Term. The Trustees shall be elected by the Shareholders of the Trust at the annual meeting of Shareholders held in 1985. Each Trustee, whether named above or, hereafter becoming a Trustee, shall serve as a Trustee hereunder during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns or is removed. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

     (b) Section 3.i(e) shall be deleted and replaced in full with the following:

     (e) Removal.  Any Trustee may be removed with or without cause at any time:
(i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (ii) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust's Custodian.

     (c) Section 3.1(f) shall be deleted and shall be replaced in full with the following:

     (d) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least two remaining Trustees, need not unless required by the 1940 Act) be filled by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine and such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Declaration of Trust and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

     (d) Section 5.2 shall be deleted and shall be replaced in full by the following:


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     Section  5.2  Meetings.  No annual or regular  meeting of  Shareholders  is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in
writing  by  Shareholders   holding  not  less  than  10%  of  the  Shares  then
outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholder holding at least 10% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

     (e) Section 5.8 appearing below shall be added.

     Section 5.8 Shareholder Communications. Wherever ten or more Shareholders of record who have been such for at least six months preceding the date of applications, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a Shareholder Meeting and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (l) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust or Series, as applicable, or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

     If the Trustees elect to follow the course specified in paragraph (2) above the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with Securities and Exchange Commission,


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together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with the requirements of the Investment Company Act of 1940.

     WITNESS my hand and seal this 1st day of May, 1985.


                                        /s/ Hugh A. Dunlap, Jr.
                                        ------------------------------
                                        Hugh A. Dunlap, Jr., President
                                          of Tucker Anthony Mutual Fund

COMMONWEALTH OF MASSACHUSETTS )
                              ) S.S.
COUNTY OF SUFFOLK             )

     Then  personally   appeared  the  above-named  Hugh  A.  Dunlap,   Jr.  and
acknowledged this instrument to be his free act and deed this 1st day of May, 1985.

                                                       /s/ Judi A. Hartfield
                                                       ---------------------
                                                       Notary Public

                                                       My commission expires:
                                                       4/22/88
                                                       ---------------------


C273/M

4/30/85




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